Exhibit 99.1

Greenway Technologies Announces Resignation of Raymond Wright

ARLINGTON, TX, June 3, 2026 (GLOBE NEWSWIRE) — Greenway Technologies, Inc. (OTCQB: GWTI) (“Greenway”), an advanced gas-to-liquids (“GTL”) and gas-to-hydrogen (“GTH”) technology development company, announced that on May 28, 2026, Raymond Wright notified the Board of Directors (the “Board”) of Greenway of his resignation from his positions as a Board member and as Interim President of Greenway, effective on such date. In connection with his transition, the Board unanimously approved the conferral of the honorary title Chairman Emeritus in recognition of Mr. Wright’s long-standing leadership and foundational contributions to Greenway. The role of Chairman Emeritus is not a Board position and does not carry a vote.

Mr. Wright has served in multiple leadership roles during his tenure with Greenway and its subsidiary, Greenway Innovative Energy, Inc. (“GIE”). Ray began working on the natural gas-to-liquid (GTL) process in 2009 when he co-founded DFW Genesis. His work led to the formation of Greenway Innovative Energy, Inc., alongside the late Conrad Greer, to further develop the GTL process. Earlier in his career, Mr. Wright held several technical roles at Texas Instruments in Dallas.

Doug Cogan, Chief Executive Officer of Greenway, stated “Mr. Wright has been a staple of the company since the company’s acquisition of GIE. His vision, wisdom, leadership and strategic relationships have been invaluable to the company. I, along with the Board, will assist Mr. Wright’s transition into his newly created role as Chairman Emeritus. I want to personally thank Ray for his leadership and the trust he placed in me to lead Greenway as CEO.”

Mr. Wright stated “I look forward to supporting the company’s continued growth, innovation and strategic vision, particularly as we pursue new opportunities and explore emerging technologies that will help shape our future. I am confident that the company is well-positioned for continued success, and I am excited to remain involved in advancing its mission and objectives.”

About Greenway Technologies, Inc.

Based in Arlington, Texas, Greenway, through its wholly owned subsidiary, Greenway Innovative Energy, Inc., is engaged in the research and development of proprietary GTL and GTH syngas conversion systems that can be scaled to meet oil and gas field production requirements, or the requirements of various processes where natural gas is produced or available. Greenway’s patented technology can been integrated into its G-Reformer® unit, a unique component used to convert natural gas into synthesis gas (a mixture of hydrogen and carbon monoxide). In the case of hydrogen creation, an additional new technology, the H-Reformer®, has been developed which creates synthesis gas consisting of hydrogen gas and carbon dioxide. When combined with an FT reactor and catalyst, G-Reformer® units are expected to be deployed to process a variety of natural gas streams, including pipeline gas, associated gas, flared gas, vented gas, coal-bed methane, and biomass to produce fuels including gasoline, diesel, jet fuel, and methanol as well as valuable chemical outputs. When derived from natural gas, these fuels are also expected to be incrementally cleaner than conventionally produced oil-based fuels.

Notice Regarding Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, are forward-looking statements. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements, including those discussed under the heading “Risk Factors” in Greenway’s most recent Annual Report on Form 10-K, and in subsequent filings with, or submissions to, the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Except as otherwise required by law, Greenway disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

Contact:

Doug Cogan, Chief Executive Officer of Greenway Technologies, Inc.

Investors & Analysts Contact:

Greenway Investor Relations

ir@gwtechinc.com

SEC filings can be found at:

https://gwtechinc.com/SEC-filings

For more information, visit GWTI’s website: www.gwtechinc.com